                                                                     Exhibit 4.2

                              BUSINESS OBJECTS S.A.
               1994 STOCK OPTION PLAN, AMENDED AS OF JUNE 19, 1997


                  In accordance with the authorization granted by the extraordinary shareholders' meeting of August 17, 1994 the board of directors decided on October 27, 1994 in conformity with the provisions of Articles 208-1 et. seq. of the law No. 66-537 of July 24, 1966 concerning commercial companies, to adopt a plan for the grant to Beneficiaries (defined below) of options giving rights to subscribe shares of the Company. In furtherance of such decision the board of directors has approved and adopted the Business Objects S.A. 1994 Stock Option Plan which was approved by the shareholders of the Company on June 21, 1995, and amended in accordance with the resolutions adopted at the extraordinary general meetings held on June 13, 1996 and June 19, 1997.

                  The terms and conditions of the Business Objects S.A. 1994 Stock Option Plan, as amended, are set out below.

1.       Purposes of the Plan

         The purposes of this Stock Option Plan are:

         - to attract and retain the best available personnel for positions of substantial responsibility;
         -        to provide additional incentive to Beneficiaries; and
         -        to promote the success of the Company's business.

         Options granted under the Plan to U.S. Beneficiaries are intended to be Incentive Stock Options or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an Option, and shall comply in all respects with Applicable U.S. Laws in order that they may benefit from available fiscal advantages.

2.    Definitions. As used herein, the following definitions shall apply:
      -----------

(a)   "Share" means a share of the Common Stock, as adjusted from time to
       -----
      time in accordance with Section 11 of the Plan.

(b)   "Director" means a member of the Board.
       --------

(c)   "ADR" means an American Depositary Receipt evidencing an American
       ---
      Depositary Share corresponding to one Share of Common Stock.

(d)   "Shareholder Authorization" means the authorizations given by the
       -------------------------
      shareholders of the Company in an extraordinary general meeting held on August 17, 1994, June 13, 1996 and June 19, 1997, permitting the Board to grant Stock Options.

(e)   "Optionee" means a Beneficiary who holds at least one outstanding Option.
       --------

(f)   "Common Stock" means shares of common stock of the Company.
       ------------

(g)   "Code" means the United States Internal Revenue Code of 1986, as amended.
       ----

(h)   "Board" means the board of directors of the Company.
       -----

(i)   "Option Agreement" means a written agreement between the Company and an
       ----------------
      Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(j)   "Notice of Grant" means a written notice evidencing certain terms and
       ---------------
      conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(k)   "Beneficiary" means the Chief Executive Officer (President-Directeur
       -----------
      General) and Managing directors (Directeurs generaux) and any Officers or other person employed by the Company or any Affiliated Company. Neither service as a Director nor payment of a director's fee by the Company or an Affiliated Company shall be sufficient to constitute "employment" by the Company or an Affiliated Company.

(l)   "U.S. Beneficiary" means a Beneficiary of the Company or an Affiliated
       ----------------
      Company residing in the United States or otherwise subject to United States' laws and regulations.

(m)   "Exchange Act" means the United States Securities Exchange Act of 1934, as
       ------------
      amended.

(n)   "Subsidiary" means a "subsidiary corporation", whether now or hereafter
       ----------
      existing, as defined in Section 424(f) of the Code.

(o)   "Administrator" means the board of directors of the Company, as shall
       -------------
      administer the Plan in accordance with Section 4 of the Plan, it being specified that pursuant to article 11.3 of the by-laws of the Company, any board member who is eligible to receive Options is prohibited from voting on decisions to grant Options if such board member is the Beneficiary of such Options;

(p)   "Disability" means total and permanent disability.
       ----------

(q)   "Incentive Stock Option" means an Option granted only to U.S.
       ----------------------
      Beneficiaries and intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)   "Law" means French law no. 66-537 dated July 24, 1966 concerning
       ---
      commercial companies.

(s)   "Applicable U.S. Laws" means the legal requirements relating to the
       --------------------
      administration of stock option plans under state corporate and securities laws and the Code in force in the United States of America.

(t)   "Non-statutory Stock Option" means an Option which does not qualify as an
       --------------------------
      Incentive Stock Option.

(u)   "Officer" means a Beneficiary who is an officer of the Company or an
       -------
      Affiliated Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)   "Option" means a stock option granted pursuant to the Plan.
       ------

(w)   "Plan" means this 1994 Stock Option Plan, as amended.
       ----

(x)   "Option Exchange Program" means a program whereby outstanding Options are
       -----------------------
      surrendered in exchange for options with a lower exercise price.

(y)   "Continuous Status as a Beneficiary" means that the employment
       ----------------------------------
      relationship with the Company or any Affiliated Company is not interrupted or terminated. Continuous Status as a Beneficiary shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliated Company, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of U.S. Beneficiaries and Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by a U.S. Beneficiary shall cease to be treated as an Incentive Stock Option and shall be treated for U.S. tax purposes as a Non-statutory Stock Option.

(z)   "Company" means Business Objects S.A., a corporation organized under
       -------
      the laws of the Republic of France.

(aa)  "Affiliated Company" means a company which conforms with the criteria
       ------------------
      set forth in Article 208-4 of the Law as follows:

      - companies of which at least one tenth (1/10) of the share capital or voting rights is held directly or indirectly by the Company;

      - companies which own directly or indirectly at least one tenth (1/10) of the share capital or voting rights of the Company; and

      - companies of which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company.

(bb)  "Parent" means a "parent corporation", whether now or hereafter existing,
       ------
      as defined in Section 424(e) of the Code.

(cc)  "Fair Market Value" means, as of any date, the French franc value of the
       -----------------
      U.S. $ value of one ADR corresponding to one Share of Common Stock calculated on the basis of the noon buying rates reported by the Federal Reserve Bank of New York (expressed in francs per $1.00).

                  The Fair Market Value shall be determined as follows:

         (i) if the ADRs corresponding to Common Stock are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of an ADR shall be the closing sales price for such ADR (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading
                  ADRs) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

         (ii) if the ADRs corresponding to Common Stock are quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of an ADR shall be the mean between the high bid and low asked prices for the

                  ADRs on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

         (iii) in the absence of an established market for the ADRs or the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

3.       Stock Subject to the Plan
         -------------------------

                  Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and issued under the Plan is 3,000,000 Shares.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unsubscribed Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.       Administration of the Plan
         --------------------------

         (a)      Procedure
                  ---------

                  The Plan shall be administered by the Administrator.

         (b)      Powers of the Administrator. Subject to the provisions of the
                  ---------------------------
Law, the Shareholder Authorization, the Plan and U.S. Applicable Laws, the Administrator shall have the authority, in its discretion:

         (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(cc) of the Plan;

         (ii) to select the Beneficiaries to whom Options may be granted hereunder;

         (iii) to determine whether and to what extent Options are granted hereunder;

         (iv) to determine the number of Shares of Common Stock to be covered by each Option granted hereunder;

         (v)      to approve forms of agreement for use under the Plan;

         (vi) to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of any Options granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

         (vii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

         (ix) to modify or amend each Option (subject to Section 13(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

         (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

         (xi)     to decide and institute an Option Exchange Program;

         (xii)    to determine the terms and restrictions applicable to Options;
                  and

         (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c)      Effect of Administrator's Decision. The Administrator's
                  ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees.

5.       Limitations
         -----------

         (a) In the case of U.S. Beneficiaries, each Option shall be designated in the Notice of Grant either as an Incentive Stock Option or as a Non-Statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value:

         (i) of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Affiliated Company, which

         (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Affiliated Company)

exceeds $100,000, such excess Options shall be treated as Non-statutory Stock Options. For purposes of this Section 5(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of the grant.

         (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment with the Company or any Affiliated Company, nor shall they interfere in any way with the Optionee's right or the Company's or Affiliated Company's right, as the case may be, to terminate such employment at any time, with or without cause.

         (c)      The following limitations shall apply to grants of Options to
Beneficiaries:

         (i) No Beneficiary shall be granted, in any fiscal year of the Company, Options to subscribe or purchase more than 150,000 Shares.

         (ii) Notwithstanding the foregoing, the Company may also make additional grants of up to 300,000 Shares to newly-hired Beneficiaries.

         (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

         (d) Other than as expressly provided hereunder, including Section 2 (a)(i) above, no member of the Board of Directors shall be eligible to receive an Option under the Plan.

6.       Term of Plan
         ------------

                  The Plan is effective and Options may be granted as of October 27, 1994, the date of the Plan's adoption by the Board. It shall continue in effect for a term of five (5) years unless terminated earlier under Section 13 of the Plan, so that Options may be granted hereunder until August 16, 1999.

7.       Term of Option
         --------------

                  The term of each Option shall be stated in the Notice of Grant, as ten (10) years from the date of grant in accordance with the Shareholder Authorization. Notwithstanding the foregoing, Options granted to Beneficiaries of the United Kingdom subsidiary of the Company or Beneficiaries who are otherwise residents of the United Kingdom or who are subject to the laws of the United Kingdom shall have a term of seven (7) years less one day from the date of grant.

8.       Option Exercise Price and Consideration
         ---------------------------------------

         (a)      Exercise Price
                  --------------

                  The per Share exercise price for the Shares to be issued pursuant to exercise of an Incentive Stock Option or a Non-statutory Stock Option shall be determined by the Administrator subject to the following:

                  (A) In the case of an Option granted to a U.S. Beneficiary who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary, to the extent such U.S. Beneficiary is permitted by the Law to receive Option grants, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share.

                  (B) In the case of an Option granted to any Beneficiary other than a U.S. Beneficiary described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share.

         (b)      Waiting Period and Exercise Dates
                  ---------------------------------

                  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

         (c)      Form of Consideration
                  ---------------------

                  The consideration to be paid for the Shares to be issued upon exercise of Options, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and shall consist entirely of an amount in French francs corresponding to the exercise price which may be paid either by :

         (1)      wire transfer;
         (2)      check;
         (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the

                  Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or
         (4)      any combination of the foregoing methods of payment.

9.       Exercise of Option
         ------------------

         (a)      Procedure for Exercise; Rights as a Shareholder
                  -----------------------------------------------

                  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) together with a share subscription form (bulletin de souscription) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

                  Upon exercise of any Option in accordance herewith, the Shares issued to the Optionee shall be assimilated with all other Shares of the Company and shall be entitled to dividends for the fiscal year in course during which the Option is exercised.

                  Granting of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan, by the number of Shares as to which the Option is outstanding.

         (b)      Termination of Employment
                  -------------------------

                  Upon termination of an Optionee's Continuous Status as a Beneficiary, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for ninety (90) days following the Optionee's termination of Continuous Status as a Beneficiary. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (c)      Disability of Optionee
                  ----------------------

                  In the event that an Optionee's Continuous Status as a Beneficiary terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the

Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d)      Death of Optionee
                  -----------------

                  In the event of the death of an Optionee during the term of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

10.      Non-Transferability of Options
         ------------------------------

                  An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.      Adjustments Upon Changes in Capitalization, Dissolution, Merger or
         ------------------------------------------------------------------
         Asset Sale
         ----------

         (a)      Changes in capitalization
                  -------------------------

                  In the event of the carrying out by the Company of any of the financial operations pursuant to Article 208-5 of the Law as follows:

         - issuance of shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to the shareholders;

         - capitalization of reserves, profits, issuance premiums or the distribution of free shares;

         - issuance of bonds convertible or exchangeable into shares offered exclusively to shareholders;

         -        distribution of reserves in cash or portfolio securities; and

         -        capital reduction motivated by losses;

the Administrator shall, in accordance with the conditions provided for in Articles 174-8 et seq. of the decree n(degree) 67-236 of March 23, 1967 concerning commercial companies, effect an adjustment of the number and the price of the Shares subject to Option grants.

         (b)      Dissolution or Liquidation
                  --------------------------

                  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to which the Option would not otherwise be exercisable.

         (c)      Merger or Asset Sale
                  --------------------

                  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or an affiliated company of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee the right to exercise the Option as to the corresponding Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation, or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Option Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.      Date of Grant
         -------------

                  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

13.      Amendment and Termination of the Plan
         -------------------------------------

         (a)      Amendment and Termination
                  -------------------------

                  The Administrator may at any time amend, alter, suspend or terminate the Plan.

         (b)      Shareholder Approval
                  --------------------

                  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

         (c)      Effect of Amendment or Termination
                  ----------------------------------

                  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.      Conditions Upon Issuance of Shares
         ----------------------------------

         (a)      Legal Compliance
                  ----------------

                  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Law, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable U.S. Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

         (b)      Investment Representations
                  --------------------------

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being subscribed only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.      Liability of Company
         --------------------

         (a)      Inability to Obtain Authority
                  -----------------------------

                  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

16.      Law and Jurisdiction and Language
         ---------------------------------

                  This Plan shall be governed by and construed in accordance with the laws of the Republic of France. The Tribunal de Grande Instance of Nanterre shall be exclusively competent to determine any claim or dispute arising in connection herewith.

                  The Company, the Board and the Optionees recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties; notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of the Plan.
                                       *
                                     * * *

                             BUSINESS OBJECTS S.A.
                       1994 STOCK OPTION GRANT AGREEMENT
                                    Part I
                         NOTICE OF STOCK OPTION GRANT


[Optionee's Name and Address]


                  You have been granted an option to subscribe Common Stock of the Company, subject to the terms and conditions of the 1994 Stock Option Plan (the Plan) and this Option Agreement, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

                Grant Number:
                                                    ------------------
                Date of Grant:
                                                    ------------------
                Vesting Commencement Date:
                                                    ------------------
                Exercise Price per Share:           FF
                                                      ----------------
                Total Number of Shares Granted:
                                                    ------------------
                Total Exercise Price:               FF
                                                      ----------------
                Type of Option:/1/                  [Incentive Stock Option]
                                                    [Nonstatutory Stock Option]
                Term/Expiration Date:
                                                    ------------------

Vesting Schedule:
----------------

                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

[Specific vesting schedule to be inserted]

Termination Period:
------------------

                  This Option may be exercised for ninety (90) days after termination of the Optionee's employment with the Company or the Affiliated Company as the case may be. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. Save as provided in the Plan, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

                  By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had the opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                  The Company and the Optionee recognize that the Plan and this Agreement have been prepared both in the French and the English language. The French version is the version that binds the parties, which is to be signed by the Optionee and returned to the Company;
--------------------------------------
/1/ For U.S. beneficiaries only.

notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.

OPTIONEE:                                  BUSINESS OBJECTS S.A.


                                           By:
----------------------------------            --------------------------------
Signature

                                           Title:
----------------------------------               -----------------------------
Print Name


----------------------------------
Residence Address

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

                             BUSINESS OBJECTS S.A.
                       1994 STOCK OPTION GRANT AGREEMENT

                                    Part II

                             TERMS AND CONDITIONS

         1. Grant of Option. The Plan Administrator of the Company hereby grants
            ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1994 Stock Option Plan, which is incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

            If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option.

         2. Exercise of Option
            ------------------

            (a) Right to Exercise. This Option is exercisable during its term in
                -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option is exercisable by delivery of an
                ------------------
exercise notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

            Upon the issuance of the Shares, the Optionee shall be entitled to receive such Shares in the form of American Depositary Shares by completing and signing the appropriate box of the Exercise Notice attached hereto.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be
            -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

         (1)      wire transfer;
         (2)      check;
         (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or
         (4)      any combination of the foregoing methods of payment.

         4.       Non-Transferability of Option. This Option may not be
                  -----------------------------
transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5.       Terms of Option. Subject as provided in the Plan, this Option
                  ---------------
may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6.       Entire Agreement; Governing Law. The Plan is incorporated
                  -------------------------------
herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the Republic of France.

                  Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Nanterre.

                               CONSENT OF SPOUSE



                         (to be signed by residents of
                California and other community property states)

                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to subscribe Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                     -----------------------------------
                                     Spouse of Optionee

                            BUSINESS OBJECTS S. A.
             with a registered capital of French Francs 16,492,297
                               A Societe Anonyme
                      Registered office: 1 square Chaptal
                            92300 Levallois-Perret
                                    France
                       R. C. S.: Nanterre B 379 821 994



                  OPTION EXERCISE NOTICE AND SUBSCRIPTION FORM



================================================================================
To:               Client Services
                  AST StockPlan, Inc.

Fax to:           (718) 921 8319

Then mail
original to:      AST StockPlan, Inc.
                  40 Wall Street
                  New York, NY 10005
                  U.S.A.

Phone:            (718) 921 8100



From:                                  (Please print clearly)


---------------------------------------------------------   --------------------
Name                                                        Date


Home Address

----------------------------------------- ----------------  --------------------
Home Phone                                Business Phone    Business Fax
================================================================================

                             BACKGROUND EXPLANATION

                  Business Objects, S.A. (the "Company") has previously adopted three stock option plans: the 1991 Option Plan, the 1993 Option Plan, and the 1994 Option Plan (collectively, the "Plans").

                  The undersigned is the holder of certain options (the "Options") to purchase the Company's Ordinary Shares (the "Shares"), nominal value of one French franc, under the Plans. In connection with each stock option, the undersigned has entered into a stock option agreement or agreements dated as of various grant dates (the "Grant Dates").

                  The Company has previously entered into a Deposit Agreement dated September 22, 1994 with The Bank of New York, amended and reinstated on May 8, 1996. Pursuant to this Deposit Agreement, Shares are deposited with Banque Paribas as custodian for The Bank of New York. The Bank of New York then issues one American Depositary Share ("ADS") for one Share. These ADSs can be held in a brokerage account or actual certificates can be issued which are called American Depositary Receipts ("ADRs").

                  The ADSs are publicly traded on the Nasdaq National Market system. Alex. Brown & Sons Incorporated ("Alex. Brown") is a market maker in the ADSs.

                  Alex. Brown has agreed with the Company to facilitate the exercise of Options and sale of ADSs by Company employees.

                  AST StockPlan, Inc. is a stock administration service which has been retained by the Company to assist in the administration and monitoring of stock sales and transfers and the exercise of Options.

                                 #     #     #

         Part 1 of this Option Exercise Notice and Subscription Form relates to information required by the Company, Alex. Brown and AST StockPlan.

         Part 2 of this Option Exercise Notice and Subscription Form relates to other agreements, authorizations and representations required by U.S. and French law.

         =============================================================
                                    PART 1
         =============================================================

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A.      OPTIONS TO BE EXERCISED (purchased):
--------------------------------------------------------------------------------

         I hereby give notice effective as of the date set forth on the signature page, that I wish to exercise the Option or Options granted to me at the per share exercise prices set forth below, and to subscribe for such Shares.


   Plan               Grant            # Vested Options                     Granted                        Total
 ('91, '93             Date            being Exercised                Price per Ordinary               Exercise Price
   or '94)                             (Ordinary Shares)                      Share                   (in French Francs)
                                                                        (French Francs)
---------          -------------    -------------------        X      -------------------    =     ----------------------
---------          -------------    -------------------        X      -------------------    =     ----------------------
---------          -------------    -------------------        X      -------------------    =     ----------------------
---------          -------------    -------------------        X      -------------------    =     ----------------------



TOTAL NUMBER OF
OPTIONS EXERCISED:
                                    -------------------

TOTAL # OF ADSs
                                    -------------------

TOTAL EXERCISE PRICE DUE TO BUSINESS OBJECTS:
(in French Francs)                                                                                 ----------------------


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B.      METHOD OF PAYMENT:
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______   Cash Exercise - e.g. International Money Order or Eurocheque or Bank
         Wire or Bank Draft or Personal check in French Francs. (Complete Section C1.) I will be responsible to separately pay all applicable taxes and fees.

______ Cashless Exercise/Same-Day-Sale. I authorize Alex. Brown & Sons to pay/loan out of my account to Business Objects the sum of (i) the total exercise amount listed above /1/, and (ii) all applicable taxes and fees (Complete Sections C2 and D.)


--------------------------
/1/ I understand that this amount shall be paid in U.S. dollars and will create a temporary indebtedness owned by the Company. This temporary indebtedness will be discharged by the issuance of the subscribed shares.

--------------------------------------------------------------------------------
C.      EXERCISE (purchase) AND/OR SALE INSTRUCTIONS:
--------------------------------------------------------------------------------

______   1.       Exercise and Hold - No Sale (Cash Exercise only).

         _____    Deliver ADSs to my Alex. Brown account number
                  ______________________ and mail me acknowledgment at mailing address indicated below.

         _____ Register shares in a shareholder account opened in my name with the Company or its authorized intermediary.

         _____ Mail an ADR representing my ADSs to me at the mailing address indicated below.

______   2.       Exercise and Sell - "Same Day Sale." Sell the number of ADSs per my verbal orders to Alex. Brown. I understand that I must
                         ------
                  exercise and sell enough ADSs at the market price equal to the sum of (i) the aggregate option exercise price in Section A, and (ii) all applicable taxes and fees. Treat the balance of the ADSs as follows:

         _____    Hold the balance of my ADSs in my Alex. Brown account number
                  ___________________ and mail me acknowledgment at mailing address indicated below.

         _____ Mail the balance of my ADSs as an ADR to me at the mailing address indicated below.



MAILING ADDRESS:



         (Name)
                    -------------------------------

         (Address)  -------------------------------

                    -------------------------------

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D.      USE OF PROCEEDS FROM SALE (to be paid in U.S. $):
--------------------------------------------------------------------------------

______   Credit my Alex. Brown money market fund account.

______   Mail proceeds from above sale to address listed below. (*)
         (a U.S. $ check takes several weeks to clear internationally)

______ Wire proceeds to my bank account using the wire instructions listed below. (**) (there will be a US $30.00 wire charge)

(*)   For Mailing:

(Name)
                   -----------------------------------

(Address)          -----------------------------------

                   -----------------------------------



(**)  For Wiring Proceeds:

(Bank Name)
                   -----------------------------------

(Bank Address)
                   -----------------------------------

(Bank Code #)
                   -----------------------------------

(Bank Account #)
                   -----------------------------------

        ===============================================================
                                    PART 2
        ===============================================================



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E.      ADS DELIVERY NOTICE:
--------------------------------------------------------------------------------

         I elect to have the Shares delivered in the form of American Depositary Shares and instruct the Company to deposit them with The Bank of New York pursuant to the Deposit Agreement, unless I have elected to have my Shares registered in a shareholder account opened in my name with the Company or its authorized intermediary.


--------------------------------------------------------------------------------
F.      REPRESENTATIONS AND WARRANTIES:
--------------------------------------------------------------------------------

         In connection with the exercise of the Option(s), I hereby represent, warrant, covenant, acknowledge and agree as follows:

                  I have received and reviewed the Company's registration statement on Form S-8 relating to the Plan(s).

                  I have received, read and understood the Plan(s) and the Option Agreement(s) and agree to abide by and be bound by their terms and conditions.

                  My investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within my risk capital means and is not so great in relation to my total financial resources as would jeopardize my or my family's personal financial needs in the event such investment is lost in whole or in part.

                  The Company has made no warranties or representations to me with respect to the income tax consequences of the transactions contemplated hereby and I am in no manner relying on the Company or its representatives for an assessment of such tax consequences. I understand that I may suffer adverse tax consequences as a result of my subscription or disposition of the Shares. I have had the opportunity to consult with my tax consultant in connection with the exercise of the options or disposition of the Shares.

                  Any sale of ADSs shall be made through my Alex Brown & Sons account.

                  I authorize Business Objects to withhold from the sales proceeds income tax and/or social charges, if any, which I am liable for in connection with the exercise of the options or the disposition of the Shares. In the absence of sales proceeds, or in the event sales proceeds are not sufficient to cover my personal income tax and/or social charges liability, I will reimburse Business Objects for any and all amounts paid by Business Objects on my behalf.

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G.      RIGHTS AS SHAREHOLDER:
--------------------------------------------------------------------------------

         Until the issuance (as evidenced by the appropriate entry on the books of the Company or of an authorized intermediary on behalf of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. (No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in the Plans.)


--------------------------------------------------------------------------------
H.      ENTIRE AGREEMENT; GOVERNING LAW:
--------------------------------------------------------------------------------

         The Plan(s) and Option Agreement(s) are incorporated herein by reference. This Exercise Notice and Subscription Form, the Plan(s) and the Option Agreement(s) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the undersigned with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and me. This agreement is governed by the laws of the Republic of France.

         I hereby understand that the instructions contained in this Option Exercise Notice and Subscription Form are standing until changed in writing. I also understand that all original forms needed for opening an account must be received by Alex. Brown & Sons prior to sending out the proceeds.



NOTE: Above signature, please print: "Valid for subscription to ______ /2/ shares"





-------------------------------------------    ----------------------------
Employee Signature                             Date


-------------------------------------------    ----------------------------
Approved by Stock Administration Service       Date


---------------------------
/2/ Insert total number of options being exercised from page 3.